1787326

                                                        ENDORSED
                                                         FILED
                                         In the office of the Secretary of State
                                              of the State of California

                                                      JUL 16 1996


                                                   /s/ Bill Jones
                                                BILL JONES, Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF


                         CYBER MERCHANTS EXCHANGE, INC.


                                      *****


FIRST: That the name of the corporation is Cyber Merchants Exchange, Inc.


SECOND:           This   corporation  is  a  close   corporation.   All  of  the
                  corporation's issued shares of all classes shall be held of record by not more than thirty-five persons.

THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code.

FOURTH: The name of this corporation's initial agent for service of process in the State of California is: Frank Yuan, 815 South Fremont Avenue, Alhambra, CA 91803

FIFTH: The total number of shares which the corporation is authorized to issue is fifty million (50,000,000); all of such shares shall be without par value.

         IN WITNESS WHEREOF, the undersigned have executed these Articles this Fifteenth day of July, 1996.


                                               /s/ David I. Farber
                                             -----------------------------
                                             David I. Farber, Incorporator

                                               /s/ Edith C. Shannon
                                             -----------------------------
                                             Edith C. Shannon, Incorporator

                                               /s/ Maria J. Sandoval
                                             -----------------------------
                                             Maria J. Sandoval, Incorporator